As filed with the Securities and Exchange Commission on March 13, 2009

Registration No. 333-157328

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	02-0430695
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9 Main Street, Newport, New Hampshire 03773

Telephone: (603) 863-0886

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Stephen R. Theroux

President

9 Main Street, Newport, New Hampshire 03773

Telephone: (603) 863-0886

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Richard A. Schaberg, Esq.

Hogan & Hartson LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

Telephone: (202) 637-5600

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Warrant to Purchase Shares of Common Stock, par value $0.01 per share, and underlying shares of Common Stock (1)	184,275(1)	$8.14 (2)	$1,499,999(2)	$59(3)
Total:			$1,499,999	$59

(1)	There are being registered hereunder (a) a warrant for the purchase of 184,275 shares of common stock with an initial per share exercise price of $8.14 per share, (b) the 184,275 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(2)	Calculated in accordance with Rule 457(g) with respect to the per share exercise price of the warrant of $8.14.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject To Completion, Dated March 13, 2009

PROSPECTUS

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

Warrant to Purchase 184,275 Shares of Common Stock

184,275 Shares of Common Stock

This prospectus relates to the potential resale from time to time by selling securityholders of a warrant to purchase 184,275 shares of common stock, or the Warrant, and any shares of common stock issuable from time to time upon exercise of the Warrant. In this prospectus, we refer to the Warrant and the shares of common stock issuable upon exercise of the Warrant, collectively, as the securities. The Warrant, along with 10,000 shares of a new series of preferred stock, our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or the Series A Preferred Stock, was originally issued by us pursuant to the Letter Agreement dated January 16, 2009, and the related Securities Purchase Agreement—Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

The registration of the offered securities does not necessarily mean that any of the securities will be offered or sold by the initial selling securityholder. Although we will incur expenses of approximately $33,059 in connection with the registration of these securities, we will not receive any proceeds if they are sold. The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

Our common stock is listed on the NASDAQ Global Market and trades on the exchange under the symbol “NHTB.” On March 12, 2009, the last sale price of our common stock as reported on the NASDAQ Global Market was $6.80 per share. The Warrant is not listed on any securities exchange or included in any automated quotation system, and, unless requested by the initial selling securityholder, we do not intend to list the Warrant on any exchange.

Our principal executive offices are located at 9 Main Street, Newport, New Hampshire 03773, and our telephone number at that address is (603) 863-0886.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus and the risk factors that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2007, for information that you should consider before purchasing the securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the selling securityholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of such documents. The selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The date of this prospectus is                     , 2009.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf process, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more stockholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the offered securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “the Company” mean, collectively, New Hampshire Thrift Bancshares, Inc. and its subsidiaries and their predecessors.

WHERE YOU CAN FIND MORE INFORMATION

New Hampshire Thrift Bancshares, Inc. (“NHTB”) is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a “website” that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Documents we have filed with the SEC are also available on our website at www.snl.com. Except as expressly stated herein, information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it in this prospectus. This helps us disclose certain information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference each of the documents listed below.

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 27, 2008;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, filed with the SEC on May 8, 2008, August 14, 2008 and November 14, 2008, respectively;

(c)	Our Current Reports on Form 8-K filed with the SEC on February 21, 2008, October 1, 2008 and January 22, 2009 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

(d)	The description of our capital securities contained in our registration statement on Form 8-A, filed with the SEC on August 3, 1999, including any amendment or report filed for the purpose of updating such description.

All filings filed by NHTB pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement shall be deemed to be incorporated in this registration statement and to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by NHTB subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may obtain copies of these documents, other than exhibits, free of charge by contacting Stephen R. Theroux, Corporate Secretary, at our principal office, which is located at 9 Main Street, Newport, New Hampshire 033773, or by telephone at (603) 863-0886.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, forecasted demographic and economic trends relating to our industry and similar matters are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimate,” “potential” or “continue,” or the negative of these terms or other comparable terminology. We cannot promise you that our expectations in such forward-looking statements will turn out to be correct. Our actual results may differ materially from those projected in these statements because of various factors, including those discussed in this prospectus under the caption “Risk Factors” and those discussed in our Securities and Exchange Commission reports on Forms 10-K, 10-Q and 8-K, which are incorporated by reference in this prospectus.

ABOUT THIS OFFERING

The securities offered in this prospectus relate to the potential resale of the Warrant to purchase 184,275 shares of our common stock and any shares of common stock issuable from time to time upon exercise of the Warrant. The securities, along with the Series A Preferred Stock, were issued in a private placement on January 16, 2009 at an aggregate offering price of $10 million to one “accredited investor,” as defined in the Securities Act. In connection with the private placement and pursuant to a registration rights agreement, we agreed, subject to certain limitations, to file this registration statement with the SEC within 30 calendar days after the closing of the private placement, and to use our reasonable best efforts to cause this registration statement to become effective as promptly as practicable after filing.

RISK FACTORS

Before purchasing the securities offered by this prospectus you should carefully consider the risk factors relating to NHTB incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2007, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described in the documents incorporated herein by reference.

USE OF PROCEEDS

This prospectus relates to the securities that may be offered and sold from time to time by the selling securityholders who will receive all of the proceeds from the sale of the securities. NHTB will not receive any of the proceeds from the sales of the securities by the selling securityholders. Most of the costs and expenses incurred in connection with the registration under the Securities Act of the offered securities will be paid by NHTB. The selling securityholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling securityholders, and share transfer and other taxes attributable to the sale of the offered securities.

DETERMINATION OF OFFERING PRICE

The exercise price for the Warrant was determined to be the market price of our common stock on the date of the sale of the Warrant to the initial selling securityholder, calculated based upon a 20-trading day trailing average.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the Warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the Warrant

The Warrant is initially exercisable for 184,275 shares of our common stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $10 million, which is equal to 100% of the aggregate liquidation preference of the Series A Preferred Stock, the number of shares of common stock underlying the Warrant then held by the selling securityholders will be reduced by 50%. The number of shares subject to the Warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the Warrant is $8.14 per share of common stock for which the Warrant may be exercised. The Warrant may be exercised at any time on or before January 16, 2019 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The exercise price may be paid either by the withholding by NHTB of such number of shares of common stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our common stock on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Upon exercise of the Warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the Warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last trading day preceding the date of exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the Warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the Warrant with the NASDAQ Global Market.

Rights as a Shareholder

The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised.

Transferability

The initial selling securityholder may not transfer a portion of the Warrant with respect to more than 50% of shares of common stock until the earlier of the date on which NHTB has received aggregate gross proceeds from a qualified equity offering of at least $10 million and December 31, 2009. The Warrant, and all rights under the Warrant, are otherwise transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of January 16, 2012 and the date on which the initial selling securityholder no longer holds the Warrant or any portion of the Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) without consideration or for less than 90% of the market price of the common stock on the last trading day prior to the date of the agreement on pricing such shares, then the number of shares of common stock into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•

in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions; and

•	in connection with the exercise of preemptive rights on terms existing as of January 16, 2009.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock, both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving NHTB and requiring stockholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the Warrant shall be converted into the right to exercise the Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

SELLING SECURITYHOLDERS

On January 16, 2009, we issued the securities covered by this prospectus to the United States Department of Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	a Warrant to purchase 184,275 shares of our common stock; and

•	184,275 shares of our common stock issuable upon exercise of the Warrant, which shares, if issued, would represent ownership of approximately 3.21% of our common stock as of December 31, 2008.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•

on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the Warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the common stock issuable upon exercise of the Warrant and deliver common stock to close out short positions, or loan or pledge the Series A Preferred Stock or the common stock issuable upon exercise of the Warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus supplement, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus supplement available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Global Market pursuant to Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the Warrant on any securities exchange or for inclusion of the Warrant in any automated quotation system unless requested by the initial selling securityholder. No assurance can be given as to the liquidity of the trading market, if any, for the Warrant.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus supplement.

Transfer Agent

The transfer agent and registrar for our common stock is:

Registrar and Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016-3572

(800) 456-0596

LEGAL MATTERS

The validity of the Warrant and the common stock offered hereby has been passed upon for us by Hogan & Hartson LLP.

EXPERTS

The consolidated financial statements of NHTB as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 included in NHTB’s Annual Report on Form 10-K for the year ended December 31, 2007, have been incorporated by reference herein on reliance on the reports of Shatswell, MacLeod & Company, P.C., an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the registration of the securities offered hereby. New Hampshire Thrift Bancshares, Inc. will bear all of these expenses, including those of the selling securityholders (other than any underwriting discounts or commissions or any agent commissions). All amounts are estimated except for the SEC registration fee:

Item	Amount
SEC registration fee	$59
Legal fees and expenses	20,000
Accounting fees and expenses	10,000
Printing fees	3,000
Miscellaneous	—

Total	$33,059

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged to be liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person, an incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Article IX of NHTB’s bylaws (the “Bylaws”) requires NHTB, among other things, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, trustee, employee or agent of NHTB, or is or was serving at the request of NHTB as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of NHTB, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NHTB’s Bylaws also provide that NHTB has the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, employee or agent of NHTB, or is or was serving at NHTB’s request as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not NHTB would have the power or the obligation to indemnify such person against such liability under the provisions of the Bylaws. NHTB currently maintains directors’ and officers’ liability insurance consistent with the provisions of Article IX of the Bylaws.

NHTB has entered into Employment Agreements with each of Stephen W. Ensign and Stephen R. Theroux pursuant to which it has undertaken contractually to provide indemnification and insurance coverage in the manner described above.

Item 16.	Exhibits

The following Exhibits are filed herewith or incorporated herein by reference:

3.1		Amended and Restated Certificate of Incorporation of NHTB (incorporated by reference to Exhibit 3.1 to NHTB’s Registration Statement on Form S-4 filed on September 25, 1996).

3.2		Certificate of Amendment of the Certificate of Incorporation of NHTB (incorporated by reference to Exhibit 3.1 of NHTB’s Form 10-Q for the quarter ended June 30, 2005).

3.3		Certificate of Designations for the Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to NHTB’s Current Report on Form 8-K filed on January 22, 2009).

3.4		Bylaws of NHTB (incorporated by reference to Exhibit 3.2 to NHTB’s Annual Report on Form 10-KSB40 filed on March 5, 1998).

3.5		Amendment to Bylaws of NHTB (incorporated by reference to Exhibit 3.2(A) to NHTB’s Current Report on Form 8-K filed on March 11, 2005).

3.6		Amendment to Bylaws of NHTB (incorporated by reference to Exhibit 3.2.2 to NHTB’s Current Report on Form 8-K filed October 1, 2007).

4.1		Warrant, dated January 16, 2009, to purchase shares of Common Stock of NHTB (incorporated by reference to Exhibit 4.2 to NHTB’s Current Report on Form 8-K filed on January 22, 2009).

5.1	*	Opinion of Hogan & Hartson LLP regarding the legality of the securities registered hereby.

10.1		Letter Agreement, dated January 16, 2009, between NHTB and the United States Department of the Treasury, and the Securities Purchase Agreement—Standard Terms attached thereto (incorporated by reference to Exhibit 10.1 to NHTB’s Current Report on Form 8-K filed on January 22, 2009).

23.1	*	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

23.2		Consent of Shatswell, MacLeod & Company, P.C., an independent registered public accounting firm.

24.1		Power of Attorney (included in the signature page to this Registration Statement).

*	Previously filed.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that:

(1) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the last quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, State of New Hampshire, on this 13th day of March, 2009.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

By:	/s/ Stephen W. Ensign
Stephen W. Ensign
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen W. Ensign and Stephen R. Theroux his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of March 13, 2009 by the following persons in the capacities indicated.

Signature	Title

/s/ Stephen W. Ensign	Chairman and Chief Executive Officer
Stephen W. Ensign

/s/ Stephen R. Theroux Stephen R. Theroux	Vice Chairman, President, Chief Financial Officer and Corporate Secretary

Director
Leonard R. Cashman

*	Director
William C. Horn

*	Director
Peter R. Lovely

*	Director
Jack H. Nelson

*	Director
Michael T. Putziger

*	Director
Peter D. Terwilliger

Director
Joseph B. Willey

/s/ Stephen R. Theroux
* Stephen R. Theroux, as attorney-in-fact

INDEX TO EXHIBITS

3.1		Amended and Restated Certificate of Incorporation of NHTB (incorporated by reference to Exhibit 3.1 to NHTB’s Registration Statement on Form S-4 filed on September 25, 1996).

3.2		Certificate of Amendment of the Certificate of Incorporation of NHTB (incorporated by reference to Exhibit 3.1 of NHTB’s Form 10-Q for the quarter ended June 30, 2005).

3.3		Certificate of Designations for the Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to NHTB’s Current Report on Form 8-K filed on January 22, 2009).

3.4		Bylaws of NHTB (incorporated by reference to Exhibit 3.2 to NHTB’s Annual Report on Form 10-KSB40 filed on March 5, 1998).

3.5		Amendment to Bylaws of NHTB (incorporated by reference to Exhibit 3.2(A) to NHTB’s Current Report on Form 8-K filed on March 11, 2005).

3.6		Amendment to Bylaws of NHTB (incorporated by reference to Exhibit 3.2.2 to NHTB’s Current Report on Form 8-K filed October 1, 2007).

4.1		Warrant, dated January 16, 2009, to purchase shares of Common Stock of NHTB (incorporated by reference to Exhibit 4.2 to NHTB’s Current Report on Form 8-K filed on January 22, 2009).

5.1	*	Opinion of Hogan & Hartson LLP regarding the legality of the securities registered hereby.

10.1		Letter Agreement, dated January 16, 2009, between NHTB and the United States Department of the Treasury, and the Securities Purchase Agreement – Standard Terms attached thereto (incorporated by reference to Exhibit 10.1 to NHTB’s Current Report on Form 8-K filed on January 22, 2009).

23.1	*	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

23.2		Consent of Shatswell, MacLeod & Company, P.C., an independent registered public accounting firm.

24.1		Power of Attorney (included in the signature page to this Registration Statement).

*	Previously filed.